UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Tyra Biosciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Meeting Materials: Notice of Meeting, Proxy Statement and Annual Report on Form 10-K

Tyra Biosciences, Inc.

Annual Meeting of Stockholders

Wednesday, May 29, 2024 10:00 AM, Pacific Time

The Annual Meeting will be held live via webcast - Please visit www.proxydocs.com/TYRA for more details

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/TYRA

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 17, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting To Be Held On May 29, 2024 For Stockholders of record as of April 4, 2024

To order paper materials, use one of the following methods.

Internet:

www.investorelections.com/TYRA

Call:

1-866-648-8133

Email:

paper@investorelections.com

* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material

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Tyra Biosciences, Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

   FOR ON PROPOSALS 1, 2 AND 3

PROPOSAL

1.	To elect three directors to serve as Class III directors for a three-year term expiring at the 2027 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.

1.01 Melissa McCracken, Ph.D.

1.02 Jake Simson, Ph.D.

1.03 Rehan Verjee

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect Delaware law provisions to permit exculpation of certain officers.

4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.